Exhibit 23.1
Consent of Independent Certified Public Accountants

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Exhibit 23.1


                          Certified Public Accountants




                          INDEPENDENT AUDITORS' CONSENT




We consent to inclusion in the Post Effective Amendment #1 of the Registration Statement on Form SB-2 of Tidelands Bancshares, Inc. of our report dated February 24, 2003, relating to the balance sheet of Tidelands Bancshares, Inc. as of December 31, 2002, and the related statement of operations and accumulated deficit, changes in stockholders' equity (deficit), and cash flows for the period January 31, 2002 (inception) to December 31, 2002.



                                                  /s/ ELLIOTT DAVIS, LLC
                                                      ----------------------
                                                      ELLIOTT DAVIS, LLC

Columbia, South Carolina
February 28, 2003